UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  September 29, 2008

GE Capital Credit Card Master Note Trust

(Exact Name of Issuing Entity as Specified in its Charter)

RFS Holding, L.L.C.

(Exact Name of Depositor/Registrant as Specified in its Charter)

GE Money Bank

(Exact Name of Sponsor as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation of Issuing Entity and Registrant)

333-107495 333-107495-02	57-1173164 (RFS Holding, L.L.C.) 20-0268039 (GE Capital Credit Card Master Note Trust)
(Commission File Numbers for Registrant	(Registrants’ I.R.S. Employer Identification Nos.
and Issuing Entity, respectively)	for Registrant and Issuing Entity, respectively)

777 Long Ridge Road Building B, 3rd Floor Stamford, Connecticut	06927
(Address of Principal Executive Offices)	(Zip Code)

(203) 585-6669

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement.

On September 29, 2008, RFS Holding, Inc., as sole economic member, and the Independent Manager a party thereto entered into the Second Amended and Restated Limited Liability Company Agreement of RFS Holding, L.L.C., a copy of which is filed with this Form 8-K as Exhibit 3.1, pursuant to which certain provisions of the First Amended and Restated Limited Liability Company Agreement of RFS Holding, L.L.C., dated as of June 26, 2003 were amended.

Item 9.01.                              Financial Statements and Exhibits.

(a)                        Not applicable.

(b)                       Not applicable.

(c)                        Not applicable.

(d)                       Exhibits.

Exhibit No.	Document Description

3.1	Second Amended and Restated LLC Agreement, dated as of September 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 1, 2008	RFS Holding, L.L.C., as depositor

	By:	/s/ Ravi Ramanujam
	Name:	Ravi Ramanujam
	Title:	Vice President